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                                    Exhibit 3

            Specimen Certificate: Class A Common Voting Equity Stock

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Snohomish Equity Corporation    FORM 10-SB   May 15, 1999                Page 27

Number                            Snohomish Equity Corporation                             Shares

___________________     INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA    ___________________
COMMON VOTING STOCK                   CUSIP NO Applied For                    COMMON VOTING STOCK

AUTHORIZED: 50,000,000 SHARES           PAR VALUE: $0.001           FULLY PAID AND NON-ASSESSABLE

THIS CERTIFIES THAT __________________________________

IS THE REGISTERED HOLDER OF __________________________

SHARES OF THE COMMON STOCK of Snohomish Equity Corporation, a Nevada Corporation, transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

Witness the facsimile Seal of the Corporation and the facsimile Signatures of its duly authorized officers.


                                            Dated:






                    ======================================
Pete Chandler                 Snohomish Equity                     Susan Sanchez
President                        Corporation                           Secretary
                               Corporate Seal
                                   Nevada
                    ======================================





Snohomish Equity Corporation    FORM 10-SB   May 15, 1999                Page 28